EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-286493 on Form S-4 of our report dated February 24, 2025, relating to the consolidated financial statements of Apollo Global Management, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

September 2, 2025